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                           [TRANSLATED FROM SPANISH]

  EXHIBIT 10.1

  REGISTRATION DOCUMENT OF THE LEASE

  NUMBER ONE THOUSAND TWO HUNDRED SIXTY

  IN MADRID, on the twenty-second of April nineteen hundred ninety-seven BEFORE ME, FERNANDO RODRIGUEZ TAPIA, Notary in this capital and of its illustrious College,

                                THERE APPEARED:

  ON THE ONE HAND: MRS. MARIA FRANCISCA MARTINEZ VEGA, having an age of majority, married, industrialist, resident of Las Rosas (Madrid), Suburb Monte Rosas, 31 Atlanta street. With National Identity Card Number 99.707.469-C.

  And MRS. MARIA DEL PILAR PATINO ALVARO, having an age of majority, separated, resident of Alcobendas (Madrid), La Moraleja, 375 Dalia street, with National Identity Card Number 26.146.671-H.

  AND ON THE OTHER HAND: MR. PEDRO NUNEZ-BARRANCO GUEMBE, having an age of majority, separated, resident of Alcobendas (Madrid), La Moraleja, 375 Dalia street, with National Identity Card Number 5.590.151-R.

  I identify those before me by means of their National Identity Cards, having reviewed them, by the sameness of their images and signatures.

  The first two, in name and representation, as BOARD MEMBERS of a commercial company named "MARAP, S.A.", domiciled in Madrid at 42 Isaac Peral street, constituted for an indefinite time period by written act authorized in Madrid on 17 July 1989, by an ex-notary of this city, Mr. Enrique Franch Valverde, under Number 2.966 of his register. He revised his statutes to the new standard by means of a writing of 29 June 1992, authorized by the notary of Madrid, Mrs. Maria del Rosario Algora Wesolowski, under number 1.734 of her register.

  Written into the Commercial Register of this province, in volume 9.937 General, 8.582 of Section 30, sheet 161, page number 80.780-1, entry 1.

  With tax identification card number A-79208278.

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  The ladies before me have been named for the task as they claim, whose full force is affirmed in a document of 29 February 1996, authenticated by the Madrid notary Mr. Fernando Rodriguez Tapia, under Number 506 of his register, duly registered in the Commercial Register, and with all powers pertaining to the task, according to the law and the company statutes.

  And Mr. Pedro Nunez-Barranco Guembe is intervening in name and representation as delegated attorney of a commercial company named "ALEXANDER BOXALL, S.A.", domiciled in Parla (Madrid), Poligono Industrial, "City of Parla, Parcel K-1 and K-2"; so constituted for an indefinite period by a document notarized in Madrid on 26 November 1979 by an ex-notary of this capital, Mr Francisco Nunez Lagos, in substitution for his colleague Mr. Roberto Blanquer Uberos, number 2.813 in the register of the latter. He has revised his Statutes to the new standard, by means of a writing by a Madrid notary, Ms. Maria del Rosario Algora Wesolowski, under number 2.225 of her register.

Written into the Commercial Register of this province, in volume 6.405, sheet 151, page number M-104.381, 6th entry.

  With Tax Identification card number A-28600611.

  The gentleman before me has been named for the task as he claims, whose full force is affirmed in a document of 29 February 1996, authenticated by the Madrid notary Mr. Fernando Rodriguez Tapia, under number 505 of his register, duly registered in the Commercial Register, forming the 7th entry on the company's page on which they delegate all faculties which, in conformity with the company statutes, correspond to the Board of Directors, except those whose delegation the law prohibits.

  In my judgment they have the legal capacity necessary to intervene and to execute this registration document of lease and to that end,

                                  THEY DECLARE

  I. That the company "MARAP, S.A.", is the owner of the property described in the document which by virtue of this document is being registered, and by the title indicated in the

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same, and assuming all that has been reproduced here to the full effect of the law to avoid unnecessary repetitions.

  LAND REGISTRY REFERENCE. According to the proof of payment of the Tax on Real Estate corresponding to the year 1996, which is exhibited, it results that the property as defined does not appear with land registry reference.

  Photocopy of said proof of payment has been incorporated into this document, I, the Notary, bearing witness that it matches the original of which I have taken sight.

  II. That the persons appearing before me, in equal representation as this document, have signed a document dated 15 December 1996, in relation to the lease, consisting of six sheets of ordinary paper, typewritten on only one of their sides, and signed by them to signify agreement.

 III. That said persons appearing deliver to me, the Notary, said document for its registration and for this document.

                                    EXECUTE:

  That they render public the said document in the exhibition of this document signed by the persons present on 15 December 1996, and I, the Notary, register it leaving it incorporated into this document to form an integral part thereof.

  Legal reserves and warnings have been made, including those of a fiscal nature and having taxation effects, I warn of the tax duties and responsibilities that are incumbent upon the parties and of the consequences of inexactitudes of their declarations.

  This, the persons present utter and execute after the reading of this writing in the form required by Article 193 of the Notarial Regulations in force, and finding it correct, they ratify it, indicating their consent and sign with me.

  To identify those present by means of their respective National Identification Documents as reported at the outset, and of the total content of this public instrument consisting of four sheets of paper of exclusive use for notarized documents, series 2A, numbers 5458991, 5458992, 5531493 and of this page, I, the Notary, BEAR WITNESS.

  Signed:  The signatures of the persons appearing before me.

  Signed:  Rgues. Tapia.

Signed and sealed.

Stamped.
                               DOCUMENT ATTACHED

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                                     LEASE
In Madrid, 15 December 1996

                                   ASSEMBLED

ON THE ONE HAND: Maria Francisca Martinez Vega, having an age of majority, married, an industrialist, with domicile at 31 Atlanta Street, suburb Monte Rosas, Las Rosas (Madrid), bearing National Identification Card DNI and National Fiscal ID NIF number 9.707.469-C;

and, M. del Pilar Patino Alvaro, having an age of majority, separated, an industrialist, resident of Alcobendas, with domicile in suburb La Moraleja, 375 Dalia Street, bearing DNI and NIF number 26.146.671-H.

ON THE OTHER HAND: Pedro Nunez-Barranco Guembe, having an age of majority, separated, an industrialist, resident of Alcobendas, with domicile in La Moraleja suburb, 375 Dalia Street, bearing DNI and NIF number 5.590.151-R.

                                  THERE APPEAR

The first two appear in the name and in representation as Board Members of the MARAP, S.A. company domiciled in Madrid at 42 Isaac Peral Street, constituted for an indefinite time period by means of a document authenticated in Madrid on 17 July 1989 by a Notary of this city Enrique Franch Valverde under number 2966 of his register. He has revised his company statutes to the new standard by means of a writing authenticated on 29 June 1992 by a notary of Madrid M. del Rosario Algora Wesolowski under number 1734 of her register. The naming and the representation of the persons appearing derives from the raising to public of the company agreements authenticated before a notary of Madrid Fernando Rodriguez Tapia on 29 February 1996, number 506 in his register. Hereinafter, for the effects of this contract, the lessor.

Said company proves to be written into the Madrid Commercial Register, in volume
9.937 General, 8582 of Section 3, Sheet 16, page number 80.780-1, 1st entry. With Tax ID card #A-7920 8238.

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The powers of the said Board Members for this document derive from Article 18 of the Company Statutes, whose details relative hereto are here described:

Article 18: The Members are to have sufficient legal rights to represent, manage and administer the company to carry out every type of action and contract of administration, management, disposition and control, without excepting those that deal with acquisition, alienation, encumbrance and mortgaging of real estate. In fact, as development of the foregoing rights, but by way of indication and not restrictively, they are to have the following, without prejudice to the rest, contemplated in these Statutes and which are to be always
amply interpreted:   19th - Agree upon and establish leases, easements, tasks
and encumbrances on the real estate owned by the company.

The third of those appearing is intervening in the name and in representation as Managing Director of the Alexander Boxall, S.A. company, with company domicile in Parla (Madrid), Poligono Industrial "Ciudad de Parla", parcel K-1 and K-2, today 3-5 Bruselas Street; constituted for an indefinite time period by means of a writing authenticated in Madrid on 26 November 1979 by an ex-notary of this capital Francisco Nunez-Lagos, in substitution of his colleague of residence Roberto Blanquer Uberos, number 2813 of his register. He has revised his Statutes to the new standard by a writing of 10 September 1992, authenticated by a Madrid notary Maria del Rosario Algora Wesolowski, under number 2225 of her register. Hereinafter for the effects of this contract, the lessee.

It proves to be written into the Madrid Commercial Register, volume 6405, Sheet 151, page number M-104.381, 1st entry. With Tax ID card A-28600611.

He is empowered for this document according to the writing of raising to public the company agreements, granted before Madrid notary Fernando Rodriguez Tapia on 29 February 1996, which proves to be written into the Madrid Commercial Register on the page open at this

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company. The said rights of Managing Director derive from Article 24 of the
Company Statutes whose details relative to the effects of this document are transcribed here:

Article 18. The Board of Directors is to have sufficient legal rights to represent, manage and administer the company ... is to have the following:
5th. exempt, alienate, ... and contract with respect to movable assets and real estate, rural or urban, real and personal, assets.
Both parties mutually acknowledge the legal right and sufficient legitimization for the execution of this lease, prior to which they

                                    EXPLAIN
FIRST:  That the MARAP, S.A. company is the owner of the following property:
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  Industrial corridor, located in Parla, Poligono Industrial "Ciudad de Parla", parcels K-1 and K-2, today 3-5 Bruselas Street, which consists of a ground floor and a first floor. The ground floor, in turn, consists of: Work corridor and office corridor. And the first floor, which is intended for offices. The total area built, approximate, of both floors is 2,209.50 square meters.

Said corridor has been built on a parcel of land with an approximate area of three thousand four hundred square meters which adjoins: to the north, free area; south, Poligono Street; east, parcel K-3; and west, free area. The area occupied by the building is 1970.80 square meters, the remainder not being occupied by the building is intended for patios and parking.

The building adjoins in all directions the parcel upon which it has been built.

Said corridor belongs to MARAP, S.A. by sale executed before a Madrid notary Enrique Franch Valverde on 21 July 1989, number 3.030 in his register and proves to be written into the Parla Property Register #2, Volume 488, Book 14, Sheet 156, Property number 827, 4th entry.

SECOND:  Upon the corridor described earlier [seal] the companies appearing, a
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lease [seal] raised to public writing before a Madrid notary Enrique Franch
Valverde on 21 July 1989, with #3.0.

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THIRD:  The intervening parties have agreed to complete the novation of the
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aforesaid lease so that hereafter their lease relations will be governed by the following

                                  STIPULATIONS

FIRST:  This lease will go into force on 1 January 1997, expressly remaining
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subject to what has been agreed upon by the parties in this contract and, failing that, to Title III of the Urban Lease Law in force, Law 29/1994 of 24 November.

SECOND:  The object of this lease is the industrial corridor described in the
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preamble to this contract, situated on what is today called 3 and 5 Bruselas
Street, with everything inherent and accessory to it.

THIRD:  This lease has a duration of ten years, so that it will cease to be in
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force on 31 December 2006.  Supposing that upon expiration of the time period neither of the parties has communicated to the other its will to put an end to the lease, it will be understood to have been tacitly extended for periods of one year.

FOURTH:  The annual rent is set at TWENTY-FIVE MILLION TWO HUNDRED THOUSAND
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PESETAS (25,200,000 Pts), plus VAT, corresponding to advance monthly payments of
TWO MILLION ONE HUNDRED THOUSAND PESETAS (2,100,000 Pts) plus the corresponding VAT, within the first five days of every month.

FIFTH:  The set rent is to be adjusted annually to the consumer price index of
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the twelve previous months as indicated by the National Statistics Institute or any body replacing it, the notification in its own receipt being sufficient for the desired effect the following month. If for any reason a delay takes place in the communication of the update, the applicable differences are

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to be credited retroactively in the following month to that of the notification of the said update together with the rent of the said month.

SIXTH:  The building's expenses, including those of maintenance, maintenance
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works and improvements to the same, are to be to the lessee's account.  The expenses of supplies and services are also to the lessee's account.

SEVENTH:  The lessee does not have permission to alter the form or to cause
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lessening of stability or safety of the property without the express permission of the lessor. Although the lessor authorizes the lessee to carry out works that will be necessary for the latter's normal operations.

EIGHTH:  The lessee does not have the right to sublease, transfer or sell in
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whole or in part that which is the object of this lease, without the express prior authorization of the lessor.

NINTH:  The lessee in this document delivers to the lessor, who receives, in
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fulfillment of the terms of Article 36 of the Urban Lease Law in force, as deposit, TWO MONTHS OF RENT, in cash, for a total of 4,320,000 Pts. The parties agree that said deposit will not need to be updated during the lifetime of this lease or of its successive extensions.

TENTH:  The tax on real estate will be to the account of the lessee.
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ELEVENTH:  The lessor or a person he designates is to have the right to visit to
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check the fulfillment of the contractual duties, for which he must notify the lessee two days in advance.

TWELFTH:  The lessee expressly renounces rights of indemnity in the case of the
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extinction of the contract at the end of the same, established in Article 34 of the Urban Lease Law.

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THIRTEENTH:  This contract will be dissolved through failure to pay the rent for
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one month, with the lessor, on such an assumption, remaining with the right to exercise the corresponding legal action of eviction, or, in his case, that which legally corresponds to it. Similarly, the lease will terminate for the nonfulfillment of the terms agreed upon in the seventh and eighth stipulations of this contract.

FIFTEENTH:  This contract may be raised to a public writing if either of the
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parties so requests, the other being obliged to present himself before a notary within a period of thirty days counting from the communication.

Read and found correct, the appearing parties sign and ratify this contract in duplicate copies to a single effect in the place and on the date indicated at the head of the same.

THE LESSOR                             THE LESSEE
MARAP, S.A.                            ALEXANDER BOXALL, S.A.
Signed:  The Board Members             /s/ Pedro Nunez Barranco Guembe
/s/ M. Francisca Martinez Vega         Pedro Nunez Barranco Guembe, the Managing
M. Francisca Martinez Vega             Director
/s/ M. Pilar Patino Alvaroa
M. Pilar Patino Alvaro

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